Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Materials Pursuant to ss.240.14a-12

                              TechTeam Global, Inc.
                (Name of Registrant as Specified In Its Charter)


                        Costa Brava Partnership III, L.P.
                             Roark, Rearden & Hamot
                                  Seth W. Hamot
                                Andrew R. Siegel
                                   Kent Heyman
                                 James A. Lynch
                                   Alok Mohan

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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                  applies: N/A

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                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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

[ ]      Fee paid previously with preliminary materials:

[ ]      Check box if any part of the fee is offset as provided by Exchange
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

On May 4, 2006, TechTeam Global, Inc. released a press release regarding an agreement between TechTeam Global, Inc. and Costa Brava Partnership III, L.P. A copy of the press release is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY TECHTEAM GLOBAL, INC. AND ITS AFFILIATES FROM THE STOCKHOLDERS OF TECHTEAM GLOBAL, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TECHTEAM GLOBAL, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE
SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA ON APRIL 3, 2006. THAT SCHEDULE 14A AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

                                                                       Exhibit 1
                                                                       ---------

Nasdaq-NM -- "TEAM"
-------------------




FOR IMMEDIATE RELEASE, Thursday, May 4, 2006

TechTeam Global and Costa Brava Partnership Reach Accord on Unity Slate of Nominees to TechTeam's Board of Directors


     o TechTeam to nominate four directors recommended by Costa Brava; all for one-year terms
     o    TechTeam announces annual shareholders' meeting to be held June 14th


SOUTHFIELD, MICHIGAN, May 4, 2006...TechTeam Global, Inc. ("TechTeam" or "the Company"), (Nasdaq: TEAM), a worldwide provider of information technology outsourcing services, and Costa Brava Partnership III, L.P. ("Costa Brava"), a Boston, Massachusetts-based private investment fund and one of TechTeam's largest shareholders, today announced that they have entered into a definitive agreement which calls for a unity slate of eight directors to be nominated for election to TechTeam's Board of Directors at the June 14, 2006 annual meeting. Upon their election at the Company's upcoming annual shareholders' meeting, the members of the unity slate will each serve for a one-year term on TechTeam's Board.

TechTeam also announced that its Annual Meeting of Shareholders of the Company will be held on Wednesday, June 14, 2006.

The four nominees from TechTeam Global for the proposed unity slate of eight directors include:
     o William C. Brown, President and Chief Executive Officer of TechTeam Global. Mr. Brown started his current position February 16, 2006. Previously, he served as Vice President and head of IBM's Public Sector business transformation outsourcing ("BTO") in the Americas. In 2004, he was Vice President and head of IBM's sales organization for BTO.

     o General John P. Jumper (USAF Ret.). Gen. Jumper was named Chief of Staff of the United States Air Force in September 2001 by President George W. Bush. He held command posts with U.S. Air Forces in Europe and Allied Air Forces Central Europe. Prior to his assignment with the Joint Chiefs of Staff, he served as Commander of the Air Combat Command at Langley Air Force Base in Virginia.

     o James G. Roche, DBA. Dr. Roche served as the 20th Secretary of the United States Air Force from January 2001 through January 2005. For the three years prior to his Air Force service, he was the Corporate VP of Electronic Sensors and Systems Sector of Northrup Grumman Corporation. Dr. Roach is a retired Captain in the United States Navy with 23 years of service. He is currently a Director in the Orbital Sciences Corporation (NYSE: ORB).

     o Also standing for re-election to a one-year term on the Company's Board of Directors is incumbent Richard R. Widgren.

The four nominees to TechTeam's Board of Directors advanced by Costa Brava include:

     o James Lynch. Mr. Lynch is a managing director of Draper Atlantic, an early-stage information technology venture capital firm. In addition, Mr. Lynch is a director of AppForge, a leader in enterprise multi-platform mobile and wireless application development solutions; a director of Induslogic, a leader in the market for outsourced software product engineering services; and a director of Group Logic, a developer of network workflow software products.

     o Alok Mohan. Mr. Mohan is the non-executive Chairman of the Board of Directors of Rainmaker Systems, Inc., a leading provider of business-to-business sales and marketing services. Mr. Mohan is also a director of Crystal Graphics, Inc, a provider of 3D graphics software.

     o Andrew R. Siegel. Mr. Siegel is a principal of Costa Brava and the founding member of White Bay Capital Management. Previously, Mr. Siegel was a member of DebtTraders, Ltd., and served as an investment banker with Deutsche Bank.

     o Mr. Kent Heyman. Mr. Heyman is the Chairman of the Board and Chief Executive Officer of Powerhouse Technologies Group, Inc., a provider of mobile computing software. Mr. Heyman was the Chief Executive Officer of ServiceWare Technologies, Inc., a provider of customer relationship management software applications that is now known as Knova Software, Inc., from September 2001 to February 2005 and now serves as the company's Non-executive Chairman. Prior to joining ServiceWare, Mr. Heyman was a founding officer and General Counsel to MPower Communications, Inc., a competitive telecommunications provider.

Current directors of TechTeam Global not standing for re-election include the current Chairman of the Board of Directors, Mr. Kim A. Cooper; the founder and former President and Chief Executive Officer of the Company, Dr. William F. Coyro, Jr.; Dr. Richard G. Somerlott, and Messrs. G. Ted Derwa, Wallace D. Riley and Gregory C. Smith.

Commenting on today's announcement, Mr. Brown, stated, "We have reached an equitable agreement with Costa Brava. This unity slate of directors has a strong combination of excellent industry credentials, varied professional experiences, and knowledge of TechTeam, which will actively enhance tangible value for all of its shareholders. Between now and June 14th, the current board will work to ensure an orderly transition of knowledge, duties, and responsibilities with the new nominees. The Company is very grateful and appreciative to Dr. Coyro, Dr. Somerlott, and Messrs. Cooper, Derwa, Riley and Smith for their years of dedicated service to the Board and to the Company."

Also commenting on today's announcement, Seth W. Hamot, President of Roark, Rearden & Hamot, LLC and General Partner of Costa Brava Partnership III, L.P., stated, "We are equally pleased with the agreement that we have reached with the Board of TechTeam. We gratefully acknowledge the significant accomplishments that the current board has made toward substantially enhancing the shareholder value of TechTeam over the past several years. We also applaud the board for recognizing the need to identify and retain a different talent set to take the Company to its next level of success. We believe that the Board's search, led by Mr. Derwa, made an outstanding choice of Chris Brown to serve as the Company's new president and chief executive officer. We are confident that the unity slate of directors will be able to work in partnership with Chris to continue TechTeam's success and further create shareholder value." Hamot concluded, "We applaud the board's willingness to agree, in the best interest of the Company's shareholders, to this unity slate of director nominees. With the agreement that we have reached, there is no further reason to pursue our litigation seeking the books and records of the Company."

IMPORTANT INFORMATION

TechTeam Global, Inc. plans to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that TechTeam files with the SEC at the SEC's Web site at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained free from TechTeam by directing a request to TechTeam Global Inc., Attn: Mr. Michael A. Sosin, 27335 West 11 Mile Road, Southfield, Michigan 48034; telephone (248) 357-2866.

CERTAIN INFORMATION REGARDING PARTICIPANTS

TechTeam, its directors and named executive officers may be deemed to be participants in the solicitation of TechTeam's security holders in connection with its 2006 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in TechTeam's Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement that will be filed with the SEC within the next week.

To the extent holdings of TechTeam securities have changed since the amounts printed in our proxy statement such changes have been reflected on Statements of Changes in Beneficial Ownership on Form 4 and Initial Statements of Beneficial Ownership on Form 3 filed with the SEC.

TechTeam Global, Inc. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 800-522-4451.
                                       ###

Contacts:

TechTeam Global, Inc.                          Costa Brava Partnership III, L.P.
William C. Brown                               Lawrence E. Dennedy
President and Chief Executive Officer          Executive Vice President,
(248) 357-2866                                 MacKenzie Partners, Inc.
wbrown@techteam.com                            (212) 929-5239
-------------------                            ldennedy@mackenziepartners.com
                                               ------------------------------